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                                                                   Exhibit 10.23



          Amersham Pharmacia Biotech Europe GmbH Tel +49 (0) 761/4519
                                Munzinger Qtr. 9 Fax +49 (0) 761/4510
                               D-79111 Frelburg

Agreement has this day been made between Pharmacia Biotech Europe GmbH, hereinafter called "the Company" and Mr Lars Erik Utterman (430815), hereinafter called "the Employee".

SECTION 1 EMPLOYMENT AND EMPLOYEE'S OBLIGATIONS

          The Company hires the Employee for the position as President, entrusted with all powers of daily management, as delegated by the Board of Directors.

          As President the Employee shall perform his duties as specified yearly by the Board of Directors and ensure that the Company is being managed in accordance with the law and decrees of Germany and the different countries in which the company operates in Europe.

          The Employee shall devote the whole of his working time to his duties under this agreement and may not undertake any other duties without a written consent from the Chairman of the Board.

          Upon termination of this contract or upon earlier request, the Employee shall return all documents, correspondence, reports, material and equipment which were available to him during the course of employment.

SECTION 2 FIRST DAY OF EMPLOYMENT AND CONTRACT PERIOD

          This agreement shall run from the 1st of July 1994. The employment shall be considered to be for an undefinite period.

          If the Employee is made redundant due to restructuring, the Company will use its best endeavours to provide the Employee with a position within the Pharmacia group commensurate to his level of experience and previous status.
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SECTION 3 REMUNERATION

3.1       Base Salary

          The Employee's annual base salary shall be DEM 475.000 payable according to local practise. The salary will be reviewed yearly, starting on January 1, 1995.

          Any bonuses, gifts or other payments which the Company may grant or make to the Employee from time to time, to the extent that they are not required by law, by a collective bargaining agreement or by this contract, shall be treated as having been granted or made at the Company's absolute discretion and shall not be considered a part of the Employee's contractual remuneration.

3.3       Bonus Payments

          The Employee will be entitled to a payment based upon individual and local company performance. The maximum bonus amount is 25 per cent of the basic annual salary and is calculated in accordance with the achievement of predetermined objectives. Details regarding objectives and incentives will be settled in a separate agreement.

SECTION 4 HOLIDAY ENTITLEMENT

          The Employee shall be entitled to 30 days of holiday in any calendar year which will accrue pro-rated month by month from the date of commencement. In addition to holiday entitlement, the Employee shall be entitled to all statutory, national and public holidays and will be paid in accordance with local regulations relating to holiday pay.

SECTION 5 COMPANY CAR

          The Employee is entitled to a Company car in accordance with his position as Geschaftsfuhrer and the local Company car scheme as published and amended by the Company.

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SECTION 6 EXPENSES

          The Company will reimburse the Employee for all reasonable business expenses incurred by him during the course of the employment. The Employee must provide receipts and other evidence of such business expenses.

SECTION 7 PENSION

          The Company shall yearly pay NLG 42,000 premiums to a pension insurance owned by the Employee. The Company's contribution will be reviewed in conjunction with the salary review.

SECTION 8 MEDICAL COVER AND INCAPACITY FOR WORK

          In the event of the Employee being prevented from discharging his duties, the Company will pay his full salary up to three months. Long-term disability is covered through a separate insurance.

SECTION 9 HOME LEAVE

          The Employee and his accompanying family shall be entitled to be reimbursed for one trip home for each year of service. The air fare of economy class or air travel will be paid the first five years of service.

SECTION 10 LANGUAGE TRAINING

          As part of the preparation for this employment the Company agrees to pay the cost of basic language courses for the Employee and his spouse up to a negotiated amount.
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Section 11  TELEPHONE COST AND DAILY NEWSPAPER

          Costs for business calls and subscription fee for a daily newspaper to the Employee's home are paid by the Company.

Section 12  SOCIAL SECURITY INCOME AND LOCAL TAXES

          The Employee will pay tax and social security contributions in accordance with local regulations in each country and the Company will withhold the necessary deductions herefor.

Section 13  TERMINATION OF CONTRACT

          This contract may be terminated by either party giving to the other six months' notice in writing. The Company reserves the right to remove the Employee from his position during the time of notice or part of it. During the time of notice the Employee is entitled to the conditions of this agreement with the exception of bonus.

          Should the contract be terminated by the Employer, the Employee shall receive in addition to time of notice a severance pay amounting to twelve months' salary as per date the day before giving the notice. The severance pay shall, unless otherwise agreed upon, be paid every month starting the first month after the expiry of the contract period. An additional six months severance pay will be paid when the Employee has reached the age of 55 years.

          The Company will furthermore pay expenses to cover removal transportation and insurance of personal belongings to country of choice within Europe.

          Any statutory severance pay/indemnities which may be granted the Employee shall be deducted from the severance pay stated in this contract.

          The Company reserves the right to terminate this contract at any time, without prior notice, in the event of misconduct by the Employee, including subordination, use of physical violence, unjustified absence or tardiness, refusal to carry out duties properly assigned to him, disclosure or confidential information relating to the Company or giving false or misleading information to the Company either before or after the date of this agreement.

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SECTION 14 CONFIDENTIALITY

          The Employee shall not at any time other than in the course of his duties without the previous consent in writing of the Company divulge or make known to anyone any secrets or any technical, commercial, financial or other information of a confidential nature unless such information is already in the public domain relating to the business or customers of the Group so as to the extent that all such information has become a matter of public record. All papers and documents used by the Employee in the course of his employment are and will remain the property of the Company and will be delivered up to the Company on the termination of the Employee's agreement with the Company or any of its subsidiaries. This clause operates independently of the existence of this Agreement.

SECTION 15 PATENT, SECRET PROCESSES AND IMPROVEMENTS

          Any discovery or Inventory secret process or improvement in procedure made or discovered by the Employee while in the service of the Company whether before or after the date of this Agreement in any way affecting or relating to the business of the Company or of any subsidiary company or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and should belong to and be the absolute property of the Company.

SECTION 16 RESTRICTIVE COVENANT

          The Employee hereby agrees during his employment not to solicit business from any person, firm or company who at any time has been a customer of the company or done business with or attempt to persuade away from the Company any person who has been employed by the Company.

SECTION 17 OTHER EMPLOYMENT CONDITION

          As to the rest the general employment conditions of Pharmacia Biotech Europe GmbH will apply.
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SECTION 18 JURISDICTION

          Any dispute about the agreement shall be submitted to a Swedish Arbitration Court if the parties cannot come to a consensus as to the interpretation of the conditions. The costs of the arbitration proceedings shall be defrayed by the Company provided that the Employee has not unduly instigated the arbitration procedure. In such case, the arbitrators will determine the distribution of arbitration costs.


SECTION 19 OTHER CLAUSE

          This contract supersedes all earlier written or oral agreements between the Employee and different entities within Pharmacia Biotech.


SECTION 20 COUNTERPARTS

          The agreement has been drawn up in duplicate, of which the parties have taken one copy each.


Uppsaala,


     Signed   /s/ Arne Forsell              Signed  /s/ Lars Eric Utterman
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              Arne Forsell                          Lars Eric Utterman
              Chairman of the Board


     Date:    April 12, 1994                Date:   April 12, 1994
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